Exhibit 10.19

[FORM OF SECOND AMENDMENT TO THE MASTER EQUIPMENT FINANCING AGREEMENT]

[MOTOROLA CREDIT CORPORATION LOGO]

January 16, 2004

NII HOLDINGS, INC.
10700 Parkridge Boulevard, Suite 600
Reston, VA 20191
Attention: Byron Siliezar
Facsimile No.: (703) 547-5289

RE: Letter Agreement in connection with the
Master Equipment Financing Agreement

     Reference is made to that certain Master Equipment Financing Agreement, dated as of November 12, 2002 (as hereafter amended, supplemented or modified, from time to time including, but not limited to, that certain First Amendment to the Master Equipment Financing Agreement dated July 29, 2003 (the “First MEFA Amendment”)), between and among NII Holdings (Cayman), Ltd.; Nextel del Peru, S.A.; and Teletransportes Integrales, S.A. de C.V. (collectively, the “Borrowers”); the Lenders named therein, Motorola Credit Corporation (“MCC”) as the “Administrative Agent” and the “Lender”; and Citibank, N.A. (the “Collateral Agent”) (as so amended, the “Agreement”.)

     Capitalized terms used herein but not otherwise defined herein shall have the same meanings given to such terms in the Agreement.

     In consideration of mutual promises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Borrowers and MCC, the Parties hereto agree as follows:

The 30 days term referred to in the Agreement in: (i) Clause (f) of the definition of “Permitted Indebtedness” set forth in Section 1.1; (ii) the definition of “Permitted Senior Note Refinancing Indebtedness” under Section 1.1; (iii) clause (ii) of Section 2.5(a); (iv) clause (a) of Section 8.15; and (v) Section 9.6(b), is hereby substituted with 60 days.

     Except as set forth in this letter, the agreements set forth above shall in no way limit or waive any other rights, power, obligations or remedies that MCC, on the one hand, and the Borrowers, on the other hand, have with respect to the Agreement.

     This letter may be executed in counterparts, each of which shall be an original and shall constitute the same agreement. This letter shall become effective as of the date first above written when and if counterparts of this letter shall have been executed by each of the parties hereto.

     This letter shall, for purposes of Section 13 of the Agreement, be deemed to be a Credit Document.

Letter Waiver
August 29, 2003

     If the foregoing accurately reflects our agreement, please sign this letter agreement in the space indicated below.

     Very truly yours,

MOTOROLA CREDIT CORPORATION

By: _____________________
Name: Gary B. Tatje
Title: Vice President

Agreed and Accepted
by:

NII HOLDINGS (CAYMAN), LTD.
NII HOLDINGS, INC.

By: _____________________	By: _____________________
Name:	Name:
Title:	Title:

NEXTEL DEL PERU, S.A.	TELETRANSPORTES INTEGRALES, S.A. DE C.V.

By: _____________________	By: _____________________
Name:	Name:
Title:	Title:

Only to acknowledge receipt
CITIBANK, N.A.
as Collateral Agent

By: _____________________
Name:
Title: